Exhibit 2.2

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

XSPAND PRODUCTS LAB, INC.

Job:C20171026-0856
October 26, 2017

Special Handling Instructions:
AMENDMENT FILED AND EMAILED 10/25/17 AJW

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20170453791-29	10/26/2017 10:11:38 AM	1	$175.00	$175.00
24 Hour Expedite	20170453791-29	10/26/2017 10:11:38 AM	1	$125.00	$125.00
Copies			1	$0.00	$0.00
Total					$300.00

Payments

Type	Description	Amount
Credit	5090571791966938203065	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1
Business License(s): 1

XSPAND PRODUCTS LAB, INC.

Certificate of Amendment (PURSUANT TO NRS 78.380) Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada Document Number 20170453791-29 Filing Date and Time 10/26/2017 10:11 AM Entity Number E0338602017-2 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation (Pursuant to NRS 78.380 - Before Issuance of Stock) 1. Name of corporation: Idea Lab X Products, Inc. 2. The articles have been amended as follows: (provide article numbers, if available) Please note Idea Lab X Products, Inc. (Entity Number: E0338602017-2) a domestic Nevada company has been changed to Xspand Products Lab, Inc. 3. The undersigned declare that they constitute at least two-thirds of the following: (check only one box) incorporators board of directors 4. Effective date and time of filing: (optional) Date: Time: (must not be later than 90 days after the certificate is filed) 5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued. 6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.) Authorized signature Authorized signature  IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. Nevada Secretary of State Amend Profit-Before This form must be accompanied by appropriate fees. Revised: 1-5-15

SECRETARY OF STATE NEVADA STATE BUSINESS LICENSE XSPAND PRODUCTS LAB, INC. Nevada Business Identification # NV20171451275 Expiration Date: July 31, 2018 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 26, 2017 Barbara K. Cegavske Secretary of State You may verify this license at www.nvsos.gov under the Nevada Business Search. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.